            SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         Columbia Banking System, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                              J. James Gallagher
                   Vice Chairman and Chief Executive Officer
                         Columbia Banking System, Inc.
                              1102 Broadway Plaza
                           Tacoma, Washington  98402
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3)  Filing Party:

        ------------------------------------------------------------------------
     4)  Date Filed:

        ------------------------------------------------------------------------

                       [LOGO OF COLUMBIA BANKING SYSTEM]
                              1102 Broadway Plaza
                            Tacoma, Washington 98402


                                 April 2, 2001

   Dear Shareholder:

   I am pleased to invite you to Columbia Banking System's Annual Meeting of Shareholders. The meeting will be at 1:00 p.m. on Tuesday, May 15, 2001 at the Sheraton Tacoma Hotel, 1320 Broadway, Tacoma, Washington.

   At the meeting, you and the other shareholders will be asked to approve the election of 13 directors to the Columbia Board. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find additional information concerning Columbia and its operations, including its audited financial statements, in the enclosed Annual Report for the year ended December 31, 2000.

   I hope that you can join us on May 15th. Whether or not you plan to attend, please sign and return your proxy card as soon as possible. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

                                          Sincerely,

                                          /s/ William T. Weyerhaeuser

                                          William T. Weyerhaeuser
                                          Chairman

                       [LOGO OF COLUMBIA BANKING SYSTEM]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 2001

   The 2001 Annual Meeting of Shareholders of Columbia Banking System, Inc. will be held at the Sheraton Tacoma Hotel, 1320 Broadway, Tacoma, Washington, at 1:00 p.m. on Tuesday, May 15, 2001, for the following purposes:

  1. To elect 13 directors to serve on the Board until the 2002 Annual Meeting of Shareholders.

  2. To transact any other business that properly comes before the meeting or any adjournment of the meeting.

   Shareholders owning Columbia's shares at the close of business on the record date of March 23, 2001 are entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Kristy W. House

                                          Kristy W. House
                                          Secretary

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
     PROXY STATEMENT.....................................................   1

     ABOUT THE MEETING...................................................   1

     STOCK OWNERSHIP.....................................................   3

     PROPOSAL 1: ELECTION OF DIRECTORS...................................   5

     EXECUTIVE COMPENSATION..............................................   9

     Report of the Personnel and Compensation Committee on Executive
      Compensation.......................................................   9

     Stock Performance Graph.............................................  14

     Compensation Tables.................................................  15

     Other Equity Compensation...........................................  16

     Other Employee Benefits.............................................  17

     Executive Employment and Severance Agreements.......................  17

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.............  18

     INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS......................  18

     INDEPENDENT PUBLIC ACCOUNTANTS......................................  19

     AUDIT COMMITTEE REPORT..............................................  19

     ANNUAL REPORT TO SHAREHOLDERS AND FORM 10K..........................  20

     APPENDIX A: AUDIT COMMITTEE CHARTER................................. A-1

                         COLUMBIA BANKING SYSTEM, INC.
                              1102 Broadway Plaza
                            Tacoma, Washington 98402

                                PROXY STATEMENT

   The Board of Directors is soliciting proxies for this year's Annual Meeting of Shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

   The Board set March 23, 2001 as the record date for the meeting. Shareholders who owned Columbia common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 10,591,125 shares of Columbia common stock outstanding on the record date.

   Voting materials, which include this Proxy Statement, a proxy card, and the 2000 Annual Report, are first being mailed to shareholders on or about April 10, 2001.

                               ABOUT THE MEETING

Why am I receiving this Proxy Statement and proxy card?

   You are receiving this Proxy Statement and proxy card because you own shares of Columbia common stock. This Proxy Statement describes issues on which we would like you to vote.

   When you sign the proxy card you appoint J. James Gallagher and Melanie J. Dressel as your representatives at the meeting. Mr. Gallagher and Ms. Dressel will vote your shares at the meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the meeting.

Who is soliciting my proxy and who is paying the cost of solicitation?

   Columbia's Board of Directors is sending you this Proxy Statement in connection with its solicitation of proxies for use at the 2001 Annual Meeting. Certain directors, officers and employees of Columbia and/or its banking subsidiary, Columbia Bank, may solicit proxies by mail, telephone, facsimile or in person.

   Columbia will pay for the costs of solicitation. Columbia does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of Columbia common stock.

What am I voting on?

   At the Annual Meeting you will be asked to vote on the election of 13 directors to serve on the Board until the 2002 Annual Meeting of Shareholders.

Who is entitled to vote?

   Only shareholders who owned Columbia common stock as of the close of business on the record date, March 23, 2001, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

How do I vote?

   You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Shares held in street name may also be eligible for internet or telephone voting in certain circumstances. If you are interested in this option, please contact your broker.

Can I change my vote after I return my proxy card?

   Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Columbia's Secretary either a notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

   Unless you give other instructions on your proxy card, Mr. Gallagher and Ms. Dressel, as the persons named as proxy holders on the proxy card, will vote as recommended by the Board of Directors. The Board recommends a vote FOR the election of the nominated directors listed in this Proxy Statement.

   If any other matters are considered at the meeting, Mr. Gallagher and Ms. Dressel will vote as recommended by the Board of Directors. If the Board does not give a recommendation, Mr. Gallagher and Ms. Dressel will have discretion to vote as they think best.

Will my shares be voted if I do not sign and return my proxy card?

   If your shares are registered in your name and you do not return your proxy card or do not vote in person at the Annual Meeting, your shares will not be voted.

   If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the election of directors.

How many votes are needed to hold the Annual Meeting?

   A majority of Columbia's outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes in person at the meeting or has properly submitted a proxy card. As of the record date for the Annual Meeting, 10,591,125 shares of Columbia common stock were outstanding and eligible to vote. Broker non-votes (where the beneficial owner of the shares does not give the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion), and proxies received but marked as abstentions, will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required to elect directors?

   The 13 director nominees who receive the highest number of FOR votes will be elected. You may vote FOR all or some of the nominees or WITHHOLD AUTHORITY for all or some of the nominees. Votes withheld are counted as "no" votes for the individual director.

Can I vote on other matters?

   Columbia has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and the Board of Directors does not know of any other matters to be brought before the Annual Meeting.

When are proposals for the 2002 Annual Meeting due?

   Proposals by shareholders to transact business at Columbia's 2002 Annual Meeting must be delivered to Columbia's Secretary by no later than November 27, 2001, in order to be considered for inclusion in Columbia's proxy statement and proxy card under the conditions set forth in federal securities laws. However, Columbia may elect, in its sole discretion, to include shareholder proposals delivered to Columbia's Secretary by February 9, 2001 in the proxy materials. If Columbia receives notice of a shareholder proposal after February 9, 2002, the proposal will not be included in the proxy materials and the proxy holders will have discretion on how to vote on such proposals.

How do I nominate someone to be a director?

   If you wish to nominate someone for election to the Board at the Annual Meeting of Shareholders you must give written notice to Columbia's Chairman not less than 14 days nor more than 50 days prior to the date of the Annual Meeting. If Columbia gives less than 21 days' notice of the Annual Meeting, your notification must be mailed or delivered to the Chairman not later than the close of business on the seventh day following the day that notice of the Annual Meeting was mailed. Your notification should contain the following information to the extent known: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of Columbia that will be voted for each proposed nominee; (d) your name and address; and (e) the number of shares of stock of Columbia you own. Columbia's Chairman may disregard your nomination if it does not meet these requirements.

                                STOCK OWNERSHIP

Are there any owners of more than 5% of Columbia's stock?

   The following table sets forth information as of March 23, 2001 with respect to all shareholders known by Columbia to be the beneficial owners of more that 5% of the outstanding shares of Columbia common stock. Except as noted, Columbia believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                  Shares Beneficially Owned
                                                  -------------------------
   Name and Address                                 Number         Percentage
   ----------------                               -------------- --------------
   Wellington Management Company, LLP............        646,108           6.1%
    75 State Street
    Boston, MA 02109

How much stock do Columbia's directors and executive officers own?

   The following table shows, as of March 23, 2001, the amount of Columbia common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the executive officers named in the Summary Compensation Table below; and (c) all of Columbia's directors and executive officers as a group. Except as otherwise noted, Columbia believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. The address for all of the persons listed below is 1102 Broadway Plaza, Tacoma, Washington, 98402.

                                                           Shares Beneficially Owned
                                                           -------------------------------------
   Name                                 Position            Number               Percentage(1)
   ----                                 --------           --------------       ----------------
   Richard S. DeVine........  Director                             49,824(2)                  *
   Melanie J. Dressel.......  Director, President and
                               Chief Operating Officer             55,231(3)                  *
   Jack Fabulich............  Director                             13,330(2)                  *
   Jonathan Fine............  Director                             29,249(2)(4)               *
   John P. Folsom...........  Director                             17,280(2)                  *
   J. James Gallagher.......  Vice Chairman and
                               Chief Executive Officer            173,955(5)                1.6%
   John A. Halleran.........  Director                             20,185(2)                  *
   Thomas M. Hulbert........  Director                              7,975                     *
   Thomas L. Matson.........  Director                            106,147(6)                  *
   Robert E. Quoidbach......  Director                             11,353(2)                  *
   Donald Rodman............  Director                             13,002(2)                  *
   Harald R. Russell........  Executive Vice President             43,765(7)                  *
   Gary R. Schminkey........  Executive Vice President and
                               Chief Financial Officer             23,924(8)                  *
   Sidney R. Snyder.........  Director                             33,021(2)                  *
   William T. Weyerhaeuser..  Chairman of the Board                52,855(9)                  *
   Evans Q. Whitney.........  Executive Vice President             57,978(10)                 *
   James M. Will............  Director                             13,331(2)                  *
   Directors and executive
    officers as a group (17
    persons)................                                      752,818(11)               7.1%

--------
  *   Represents less than 1.0% of Columbia's outstanding common stock.

 (1) Percentages shown are based on the number of shares of Columbia common stock deemed outstanding under applicable regulations, including options exercisable within sixty days.

 (2) Includes 1,819 shares issuable upon exercise of options that became exercisable on April 23, 2000 at $8.73 per share and 1,733 shares issuable upon exercise of options that become exercisable on April 22, 2001 at $22.51 per share.

 (3) Includes: (i) 1,987 shares held by a corporation owned by Ms. Dressel and her spouse; (ii) 13,331 shares issuable upon exercise of options that became exercisable on September 22, 1996 at $6.15 per share; (iii) 1,912 shares issuable upon exercise of options that became exercisable on January 26, 1997 at $6.15 per share; (iv) 3,820 shares issuable upon exercise of options that became exercisable on December 16, 1997 at $5.11 per share; (v) 2,729 shares issuable upon exercise of options that became exercisable on April 23, 2000 at $8.73 per share; and (vi) 8,662 shares (adjusted for applicable stock splits and dividends) issued to Ms. Dressel in January 1998 as a restricted stock award and held in escrow until certain conditions are met.

 (4) Includes 6,930 shares owned by a family trust for which Mr. Fine is co-trustee and shares voting and investment power.

 (5) Includes: (i) 31,767 shares held by the J. James Gallagher & Co. Profit Sharing Trust, for which Mr. Gallagher is the trustee; (ii) 17,325 shares (adjusted for applicable stock splits and dividends) issued to Mr. Gallagher in April 1998 as a restricted stock award and held in escrow until certain conditions are met; (iii) 1,819 shares issuable to Mr. Gallagher's spouse, Ms. Margel Gallagher, a former director of Columbia, upon exercise of options that became exercisable upon her retirement from the Board on December 31, 1999 at $8.73 per share; and (iv) 1,733 shares issuable to Ms. Margel Gallagher upon exercise of options that became exercisable upon her retirement from the Board on December 31, 1999 at $22.51 per share.

 (6) Includes 1,733 shares issuable upon exercise of options that become exercisable on April 22, 2001 at $22.51 per share.

 (7) Includes: (i) 4,778 shares issuable upon exercise of options that became exercisable on January 26, 1997 at $6.15 per share; (ii) 2,866 shares issuable upon exercise of options that became exercisable on December 16, 1997 at $5.11 per share; (iii) 3,820 shares issuable upon exercise of options that became exercisable on April 24, 1999 at $6.90 per share; (iv) 4,913 shares issuable upon exercise of options that became exercisable on April 23, 2000 at $8.73 per share; and (v) 8,662 shares (adjusted for applicable stock splits and dividends) issued to Mr. Russell in January 1998 as a restricted stock award and held in escrow until certain conditions are met.

 (8) Includes: (i) 4,775 shares issuable upon exercise of options that became exercisable on September 22, 1996 at $6.15 per share; and (ii) 2,729 shares issuable upon exercise of options that became exercisable on April 23, 2000 at $8.73 per share.

 (9) All shares are owned by the WBW Trust No. One for which Mr. Weyerhaeuser is the trustee with sole voting and investment power. Includes 1,733 shares issuable upon exercise of options that became exercisable on April 22, 2001 at $22.51 per share.

(10) Includes: (i) 118 shares held by Mr. Whitney as custodian for his grandchildren; (ii) 2,310 shares held in a brokerage account for Mr. Whitney's mother, over which Mr. Whitney exercises investment power;
     (iii) 15,282 shares issuable upon exercise of options that became exercisable on September 22, 1996 at $6.15 per share; (iv) 3,824 shares issuable upon exercise of options that became exercisable on January 26, 1997 at $6.15 per share; (v) 3,820 shares issuable upon exercise of options that became exercisable on December 16, 1997 at $5.11 per share;
     (vi) 2,729 shares issuable upon exercise of options that became exercisable on April 23, 2000 at $8.73 per share; and (vii) 8,662 shares (adjusted for applicable stock splits and dividends) issued to Mr. Whitney in January 1998 as a restricted stock award and held in escrow until certain conditions are met.

(11) Includes 126,691 shares issuable upon exercise of options.

                       PROPOSAL 1: ELECTION OF DIRECTORS

How many directors are nominated?

   Columbia's Bylaws provide that the number of directors to be elected by the shareholders shall be at least five and not more than 25. Under the Bylaws, the Board has authority to decide the exact number of directors to be elected within these limits. The Bylaws further provide that up to two directors may be added by the Board between annual meetings of the shareholders. Columbia's Board has fixed the number of directors to be elected at the Annual Meeting at 13 and has nominated the persons listed on the following pages for election as directors to serve until the 2002 Annual Meeting or until their successors are elected.

What is the retirement age for directors?

   Columbia's Bylaws provide that any person who has not attained the age of 75 before the meeting of shareholders at which elected (or who had not attained that age by the date of the last annual meeting of shareholders, if appointed) may become a director. Because Mr. Quoidbach reached the age of 75 prior to the Annual Meeting of Shareholder to be held on May 15, 2001, he is retiring from the Board and will not stand for re-election at the Annual Meeting.

What happens if a nominee refuses or is unable to stand for election?

   The Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board designates a substitute, shares represented by proxy will be voted FOR the substitute nominee. The Board presently has no knowledge that any of the nominees will refuse or be unable to serve.

Who are the nominees?

   Information regarding each of the nominees is provided below, including their name and age, their principal occupation during the past five years, and the year first elected as a director of Columbia, its predecessor corporation or one of its former or current subsidiaries. All of the nominees are presently directors of Columbia and Columbia Bank.

Richard S. DeVine                                           Director since 1993

   Mr. DeVine, 73, has served as president of Chinook Resources, Inc. (timber acquisition and sales) since 1992. Mr. DeVine currently serves as chairman of Raleigh Schwarz & Powell, Inc. (insurance brokers), Tacoma, Washington, having served as president of that company from 1976 to 1989.

Melanie J. Dressel                                     Director since July 1998

   Ms. Dressel, 48, has served as President and Chief Executive Officer of Columbia Bank since January 2000, having served prior to that time and since July 1998 as President and Chief Operating Officer, and from May 1997 to July 1998, as Executive Vice President. Ms. Dressel has also served as the President and Chief Operating Officer of Columbia since January 2000, having served prior to that time and since May 1997 as Executive Vice President. Ms. Dressel, who has over 20 years of banking experience, joined Columbia Bank in 1993, serving as Senior Vice President and Private Banking Manager until May 1997.

Jack Fabulich                                               Director since 1993

   Mr. Fabulich, 72, is honorary chairman of Parker Paint Manufacturing Co., Inc., Tacoma, Washington, having served as president from 1982 to 1993. He is also currently a director and is past-president of Washington Public Ports, and is a commissioner of the Port of Tacoma.

Jonathan Fine                                               Director since 1993

   Mr. Fine, 46, is the president and chief executive officer of United Way of King County. Prior to joining United Way in September 2000, Mr. Fine was chief executive officer of the American Red Cross, Seattle, King-County Chapter since April 1996. Mr. Fine was a private investor and from 1986 until December 1992, he served as senior vice president and treasurer of Puget Sound Bancorp, Inc., Tacoma, Washington.

John P. Folsom                                              Director since 1997

   Mr. Folsom, 57, has been president and chief executive officer of Raleigh, Schwarz & Powell, Inc. (insurance brokers), Tacoma, Washington, since 1989.

J. James Gallagher                                      Director since July 1998

   Mr. Gallagher, 62, has served as Vice Chairman and Chief Executive Officer of Columbia since January 2000, having served prior to that time and since July 1998 as Vice Chairman of Columbia and Columbia Bank. From January 1994 until his appointment at Columbia, Mr. Gallagher was a principal of Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C., a law firm headquartered in Tacoma, Washington, where he served as outside legal counsel for Columbia. Mr. Gallagher, who is a former bank regulator, has over 30 years of experience as legal counsel to financial institutions throughout the Northwest.

John A. Halleran                                             Director since 1992

   Mr. Halleran, 72, has been a private investor since 1992. Prior to that time he was a general contractor with headquarters in Bellevue, Washington.

Thomas M. Hulbert                                   Director since October 1999

   Mr. Hulbert, 54, is the president and chief executive officer of Winsor Corporation (lighting technologies), Olympia, Washington, and the president and chief executive officer of Hulco, Inc. (real estate investments), Olympia, Washington. From 1986 to 1996, Mr. Hulbert was the president of Log Contractors, Inc. (timber contracting and logging), Olympia, Washington, and from 1994 to 1998, was also the president of Techwood (furniture panel manufacturer), Shelton, Washington.

Thomas L. Matson                                            Director since 1998

   Mr. Matson, 63, has been the owner and president of Tom Matson Dodge, Inc. (automobile dealership), Auburn, Washington, since 1963. Mr. Matson served as the chairman of Cascade Bancorp, Inc. and its subsidiary, Cascade Community Bank, Auburn, Washington, from 1990 to 1997, when those institutions were acquired by Columbia.

Donald Rodman                                               Director since 1991

   Mr. Rodman, 62, has been the owner and an executive officer of Rodman Realty, Longview, Washington, since 1961.

Sidney R. Snyder                                            Director since 1988

   Mr. Snyder, 74, has been the owner of Sid's Food Market in Seaview, Washington since 1953. Mr. Snyder is the vice chairman of the board and a principal shareholder of Pacific Financial Corporation, Aberdeen, Washington, parent of The Bank of Grays Harbor and Bank of the Pacific. Mr. Snyder has been a member of the Washington State Senate since 1990, currently serving as the Senate Democratic Leader.

William T. Weyerhaeuser                                     Director since 1998

   Mr. Weyerhaeuser, 57, is a clinical psychologist who has been in private practice in Tacoma, Washington since 1975. From 1984 to July 2000, Mr. Weyerhaeuser was also the owner and chairman of the board of Comerco, Inc. (holding company for the Yelm Telephone Company), Tacoma, Washington, and, from 1994 until June 1998, served as the chairman of the board of Rock Island Company (private investment company), St. Paul, Minnesota. Since 1990, Mr. Weyerhaeuser has also been a director of Potlatch Corporation (forest products), a company with a class of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, located in Spokane, Washington.

   On January 24, 2001, the board elected Mr. Weyerhaeuser to serve as Chairman of Columbia's Board of Directors upon the resignation of Mr. W.W. Philip.

James M. Will                                           Director since 1993

   Mr. Will, 54, has served as the president of Titus-Will Enterprises (automobile leasing, rental and property management), Tacoma, Washington, since 1997, and also currently serves as president of that company's subsidiary, Titus-Will Chevrolet, Oldsmobile and Cadillac, Olympia, Washington. Prior to that time and since 1969, Mr. Will was the president of Tam Manufacturing Co. (automotive reengineering), Tacoma, Washington.

What committees has the Board established?

   The Board of Directors has established an Executive Committee, an Audit Committee, a Personnel and Compensation Committee and a Nominating Committee.

   Executive Committee. The Executive Committee may exercise all of the authority of the Board of Directors during the intervals between meetings of the Board, except that the Committee does not have the authority to: (1) authorize or approve a distribution or issuance of shares except in limited circumstances, (2) approve or propose to shareholders actions requiring shareholder approval, (3) fill vacancies on the Board or any Committee of the Board, (4) amend the Articles of Incorporation of the Company, (5) adopt, amend, or repeal the Bylaws of the Company, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale of shares or determine rights and preferences with regard to any class or series of shares, except within certain limits specifically prescribed by the full Board of Directors. Current members of the Executive Committee are:
Messers. Weyerhaeuser (Chairman), DeVine, Fine, Folsom, Gallagher, and Matson and Ms. Dressel. There were no meetings of the Executive Committee 2000, however, the Board of Directors has determined to more actively utilize the Executive Committee beginning in the year 2001, both as a nominating committee and to carry out other functions within its scope of authority.

   Audit Committee. The Audit Committee reviews and approves the services of the independent auditors, reviews the plan, scope, and audit results of the internal auditors and the independent auditors, and reviews the reports of bank regulatory authorities. The Audit Committee also has oversight with respect to Columbia's financial reporting, including the annual and other reports to the Securities and Exchange Commission and the annual report to the shareholders. Current members of the Audit Committee, none of whom are officers or employees of Columbia or Columbia Bank, are: Messrs. Fine (Chairman), Folsom, Halleran, Hulbert, and Matson. All members of Columbia's Audit Committee are independent, as defined by applicable rules of the National Association of Securities Dealers. There were six meetings of the Audit Committee during 2000.

   In May 2000, the Audit Committee adopted a written charter. A copy of the Audit Committee Charter is attached as Appendix A to this proxy statement.

   Personnel and Compensation Committee. The Personnel and Compensation Committee reviews and recommends compensation arrangements for senior management. Current members of the Personnel and Compensation Committee, none of whom are officers or employees of Columbia or Columbia Bank, are: Messrs. DeVine (Chairman), Fabulich, Quoidbach, Rodman, Snyder, Weyerhaeuser and Will. There were two meetings of the Personnel and Compensation Committee during 2000.

   Nominating Committee. On February 6, 2001 the Board of Directors delegated to the Executive Committee the function of a Nominating Committee. The Nominating Committee identifies and recommends persons to be the board's nominees for the board of directors at each annual meeting of shareholders, and to fill vacancies on the board between annual meetings. Current members of the Nominating Committee are those shown above for the Executive Committee. The chairman of the board, as chairman of the Executive Committee, is chairman of the Nominating Committee.

How often did the Board of Directors meet during 2000?

   The Board met eleven times during 2000. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served, except Mr. Snyder, whose absences were excused principally due to his required attendance to legislation functions in his capacity as Senate Democratic Leader.

How are directors compensated?

   Columbia does not pay directors who are also employees of Columbia or Columbia Bank additional compensation for their service as directors. During 2000, each of Columbia's outside directors received an annual retainer of $6,000 for serving on the Board and a committee of the Board. During 2000, Mr. Philip was compensated in the amount of $50,000 for serving as the non-executive Chairman of Columbia's Board.

   In 1997, all outside directors of Columbia were granted a non-qualified stock option to purchase 1,819 shares (as adjusted for applicable stock dividends and splits) of Columbia common stock at an exercise price of $8.73 per share (as adjusted for applicable stock dividends and splits). In 1998, all outside directors were granted a non-qualified stock option to purchase 1,733 shares (as adjusted) of Columbia's common stock at an exercise price of $22.51 per share (as adjusted). In June 2000, all outside directors of Columbia were granted a non-qualified stock option to purchase 1,500 shares of Columbia common stock at an exercise price of $12.00 per share. The options vest (i.e. become exercisable) three years from the date of grant, unless earlier vesting is approved by the Personnel and Compensation Committee. The options may be exercised for a period of five years after they vest. If a director dies, becomes disabled, or retires (defined to mean a termination of directorship with at least five years of service or after attaining the age of 75), all options (whether or not vested) become immediately exercisable and may be exercised by the director or the director's estate for a period of five years or until the expiration of the stated term of the option. If a director terminates service on the Board for any reason other than death, disability or retirement, all options, to the extent then exercisable, must be exercised within 90 days unless the term for exercise is extended by the Board. If any director is terminated for cause, all options will immediately terminate. Any additional option grants, which may be approved from time to time in the discretion of the Personnel and Compensation Committee and the Board are generally subject to a director's unexcused absence for the year from no more than 25% of the total meetings of the Board and all committees of which the director is a member.

                             EXECUTIVE COMPENSATION

   The following section describes the compensation that Columbia pays its Chief Executive Officer and the next four most highly compensated executive officers (the "Named Executives"). This section includes:

  . a report of Columbia's Personnel and Compensation Committee on executive compensation;

  .  a graph showing comparative performance of Columbia's common stock;

  . a detailed table showing compensation of the Named Executives for the last three years; and

  .  information about stock options and other benefits.

                    Report of the Personnel and Compensation
                      Committee on Executive Compensation

   The Personnel and Compensation Committee of the Board of Directors of Columbia (the "Committee") has furnished the following report on executive compensation for fiscal year 2000. The Committee report is intended to describe in general terms the process the Committee undertakes and the matters it considers in determining the appropriate compensation for Columbia's executive officers, including the Named Executives.

Responsibilities and Composition of the Committee

   The Committee is responsible for (1) establishing compensation programs for executive officers of Columbia designed to attract, motivate and retain key executives responsible for the success of Columbia as a whole; (2) administering and maintaining such programs in a manner that will benefit the long-term interests of Columbia and its shareholders; and (3) determining the salary, bonus, stock option and other compensation of Columbia's executive officers. The Committee serves pursuant to a Charter adopted by the Board of Directors.

   The Committee is currently composed of Richard S. DeVine (Chairman), Jack Fabulich, Robert E. Quoidbach, Donald Rodman, Sidney R. Snyder, William T. Weyerhaeuser, and James M. Will, Jr. None of the members are officers or employees of Columbia or Columbia Bank. Mr. DeVine has served on the Committee of Columbia since 1993. Messrs. Fabulich, Quoidbach, Rodman, Snyder and Will were appointed to the Committee in 1997. Mr. Weyerhaeuser was appointed to the Committee in April 1998.

Compensation Philosophy

   Columbia's long-term goal is to become the premier super community banking company headquartered in the Pacific Northwest, with a significant presence in selected markets. Management believes that the ongoing consolidation in its principal market area affords an opportunity for aggressive growth. Columbia's growth strategy consists of the following elements:

  . Focus on relationship lending to small and medium-sized businesses, professionals and other individuals whom Columbia believes are under-served by larger banks in its market area and are attracted by Columbia's emphasis on relationship banking.

  . Fund loan growth through the creation of a branch system and other delivery systems catering primarily to retail depositors, supplemented by business banking customer deposits and other borrowings.

  . Continue growth through a combination of growth at existing offices, establishing new offices in desirable markets, expanding products beyond traditional loan and deposit services, and acquiring bank and non-bank companies as promising opportunities arise.

  . Control credit risk through established loan underwriting and monitoring procedures, loan concentration limits, product and industry diversification, and the hiring of experienced lending personnel with a high degree of familiarity with their market area.

   The achievement of these goals is intended to create long-term value for Columbia's shareholders, consistent with protecting the interests of depositors.

   The Committee believes that compensation of its Chief Executive Officer, other executive officers and key personnel should be based to a substantial extent on achievement of the goals and strategies that Columbia has established and enunciated.

   When establishing salaries, bonus levels and stock option awards for executive officers, the Committee considers (1) Columbia's performance during the past year and recent quarters in meeting its financial and other performance goals; (2) the individual's performance during the past year and recent quarters; and (3) the salaries of executive officers in similar positions with companies of comparable size, maturity and pursuing similar objectives, and other companies within the financial institutions industry. With respect to executive officers other than the Chief Executive Officer, the Committee takes into consideration the recommendations of the Chief Executive Officer. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time.

Compensation Programs and Practices

   Columbia's compensation program for executives consists of three key elements: (1) base salary; (2) a performance-based annual bonus; and (3) periodic grants of options and other stock-based compensation.

   The Committee believes that this three-part approach best serves the interests of Columbia and its shareholders. It enables Columbia to meet the requirements of the highly competitive banking environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. The variable annual bonus permits individual performance to be recognized and is based, in significant part, on an evaluation of the contribution made by the officer to Columbia's overall performance. Options and other stock-based compensation relate a significant portion of long-term remuneration directly to stock price appreciation. This type of compensation is intended to align the interests of option holders and of Columbia's shareholders, and further serve to promote an executive's continued service to the organization.

   Base Salary. Base salaries for Columbia's executive officers are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries, an executive's scope of responsibilities, and individual performance and contribution to the organization. Columbia's Human Resources department obtains executive compensation data from salary surveys that reflect a peer group of other banking companies, including companies of different sizes, and provides this data to the Committee for its consideration in connection with the determination of levels of compensation. To the extent it deems appropriate, the Committee also considers general economic conditions within the area and within the industry. The Committee also meets periodically with an outside compensation consultant to evaluate the information obtained in light of Columbia's stated compensation objectives.

   Annual Bonus. Executive officers have an annual incentive (bonus) opportunity with awards based on the overall performance of Columbia and on specific individual performance targets. The performance targets may be based on one or more of the following criteria: successfully pursuing Columbia's growth strategy, maintaining sound asset quality, improving productivity, and increasing earnings and return on equity.

   The size of the bonus pool is based upon an assessment of Columbia's performance as compared to both budgeted and prior fiscal year performance and the extent to which Columbia achieved its overall goals. Once the bonus pool is determined, the Chief Executive Officer or other executive officers, as appropriate, make individual bonus recommendations to the Compensation Committee, within the limits of the pool, for eligible employees based upon an evaluation of their individual performance and contribution to Columbia's overall performance.

   Options and Other Stock-Based Compensation. Since Columbia's significant reorganization in 1993, the Committee has followed a compensation philosophy that emphasizes options and other stock-based compensation. Columbia's use of stock-based compensation focuses on the following guiding principles:
(1) stock-based compensation has been and will continue to be an important element of employee pay; (2) the grant of stock options will be based on performance measures within the employee's control; (3) owning stock is an important ingredient in forming the partnership between employees and the organization; and (4) ownership of significant amounts of Columbia's stock by executives and senior officers of Columbia will facilitate aligning management's goals with the goals of shareholders. The Committee anticipates that it will continue to emphasize stock-based compensation in the future.

   Columbia's performance in recent years has, in the Committee's opinion, shown the value of this approach. In particular, the Committee has taken note that, as shown on the Stock Performance Graph that follows, the total annual returns for Columbia's shareholders as compared to total annual returns for the Nasdaq U.S. Stock Index and for Columbia's peer group, the SNL Securities Western Bank Stock Index (currently, assets of $1 billion to $5 billion, and prior to 1999, assets of $250 million to $1 billion), showed good performance through 1998, lagged in 1999 and again performed well in 2000.

Stock Ownership Guidelines

   In 1997, the Committee approved stock ownership guidelines, which were amended in January 1999, for its executive officers. The guidelines are intended to help closely align the financial interests of these officers with those of Columbia's shareholders. Officers are expected to make continuing progress towards compliance with the guidelines during the five-year period that began in April 1997 (or, as appropriate, January 1999) or the date a person is designated as an executive officer, whichever is later.

   The ownership guidelines are as follows: (1) senior executive officers (currently including the positions of Vice Chairman, Chief Executive Officer, President, and Chief Operating Officer) have a required minimum ownership of 23,100 shares; (2) Executive Vice Presidents in charge of lending and retail banking, and the Chief Financial Officer have a required minimum ownership requirement of 17,325 shares; and (3) other designated executive officers have a minimum ownership requirement of 5,775 shares.

   The Board has also approved stock ownership guidelines that call for directors to achieve a stock ownership position of at least 5,775 shares by the year 2002 or within five years of joining the Board.

   At year-end 2000, all of the directors had exceeded the ownership guidelines, the top four executive officers as a group far exceeded the guidelines and the other executive officers as a whole had achieved substantial compliance with the guidelines.

Chief Executive Officer Compensation

   Mr. J. James Gallagher served as Columbia's Vice Chairman and Chief Executive Officer for the 2000 fiscal year, and Ms. Melanie J. Dressel served as President and Chief Executive Officer of Columbia Bank for the 2000 fiscal year. In evaluating the compensation of Mr. Gallagher and Ms. Dressel for services rendered in 2000, the Committee considered both quantitative and qualitative factors.

   The Committee's judgments concerning cash bonuses and stock based compensation for senior executives were made based upon information known to management and to the committee at year-end 2000. That information indicated very satisfactory performance in all areas of quantitative measurement. Specifically, information available to the Committee then indicated as follows:
(i) net income increased 20% from 1999 net income; (ii) earnings per share (diluted) increased 19% from 1999; (iii) average total assets, total loans and total deposits grew by 22%, 24% and 20%, respectively, from year-end 1999 to 2000; (iv) the 2000 return on average total assets was flat compared to 1999, while the return on average equity increased to 13% compared to 12.3% in 1999;
(v) credit quality continued to compare favorably with peer group comparisons; and (vi) good progress was made in expanding Columbia's presence in King County and otherwise executing its growth strategy.

   Management determined that a significant increase to the Company's allowance for loan losses was required. That increase caused year-end financial results to be revised downward. Thus net income for the year showed a decline of 13.7% from 1999, earnings per share (diluted) decreased 14.3% from 1999 and return on average assets and average equity decreased to 0.7% and 9.4% in 2000 compared to 1.0% and 12.3% in 1999. All of these declines were determined to result from a $6.0 million loan loss provision necessitated by deteriorization in a single large credit relationship which management is continuing to restructure and closely monitor in an effort to substantially improve its collectability.

   Aside from the effects of the troubled credit relationship, the substantial quantitative improvements in other areas in year 2000 performance caused the Committee to determine that a major portion of incentive compensation paid to the principal executives was paid appropriately. The Committee did determine however, with the full concurrence of the five senior executives, that restricted stock awards for a total of 20,000 shares, as granted in December 2000 and with a total grant value of $262,500.00, should be rescinded. The executives have since returned those stock awards to the Company. Cash bonuses to senior executives were paid based on the information known to the Committee at year-end 2000. Upon receiving the revised financial results, the Committee determined that it was impractical to amend those bonuses. The Committee further determined, however, that any decision with respect to senior executive bonuses for the year 2001 would be made with reference to the level of bonuses in 2000.

   In addition to these quantitative accomplishments, the Committee also considered certain qualitative accomplishments by Mr. Gallagher and Ms. Dressel in 2000. Specifically, the Committee recognized their leadership in strategically positioning Columbia for future significant developments in the banking industry and in Columbia's market area, and otherwise developing long-term strategies for the organization.

Policy With Respect to $1 Million Deduction Limit

   It is not anticipated that the limitations on deductibility, under Internal Revenue Code Section 162(m), of compensation to any one executive that exceeds $1,000,000 in a single year will apply to Columbia or its subsidiaries in the foreseeable future. In the event that such limitations would apply, the Committee will analyze the circumstances presented and act in a manner that, in its judgment, is in the best interests of Columbia. This may or may not involve actions to preserve deductibility.

Conclusion

   The Committee believes that for 2000, the compensation terms for Mr. Gallagher and Ms. Dressel, as well as for the other executive officers, were clearly related to the realization of the goals and strategies established by Columbia.

                          Richard S. DeVine, Chairman
                                 Jack Fabulich
                              Robert E. Quoidbach
                                 Donald Rodman
                                Sidney R. Snyder
                            William T. Weyerhaeuser
                                 James M. Will

                            Stock Performance Graph

   The following graph shows a five-year comparison of the total return to shareholders of Columbia's common stock, the Nasdaq U.S. Stock Index (which is a broad nationally recognized index of stock performance by companies traded on the Nasdaq National Market and the Nasdaq Small Cap Market) and the SNL Securities Western Bank Stock Index (comprised of publicly-traded banks with assets of $1 billion to $5 billion, all of which are located in the western United States). The definition of total return includes appreciation in market value of the stock as well as the actual cash and stock dividends paid to shareholders. The graph assumes that the value of the investment in Columbia's common stock and each of the two indices was $100 on December 31, 1995, and that all dividends were reinvested.

                           [STOCK PERFORMANCE GRAPH]

                                              Period Ending
                          -----------------------------------------------------
Index                     12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
-----                     -------- -------- -------- -------- -------- --------
Columbia Banking System,
 Inc....................   100.00   142.17   248.04   254.93   189.90   247.69
NASDAQ--Total US*.......   100.00   123.04   150.69   212.51   394.92   237.62
SNL $1B-$5B Western Bank
 Index..................   100.00   135.99   237.77   234.64   219.65   283.97

--------
* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001.
  Used with permission. All rights reserved.

Compensation Tables

                           Summary Compensation Table

   The following table shows compensation paid or accrued for the last three fiscal years to Columbia's Chief Executive Officer and each of the Named Executives.

                                                    Long Term
                       Annual Compensation     Compensation Awards
                      ---------------------- ------------------------
                                              Restricted   Securities
Name and Principal                               Stock     Underlying     All Other
Position              Year Salary(1)  Bonus  Awards ($)(2) Options (3) Compensation(4)
------------------    ---- --------- ------- ------------- ----------  ---------------
J. James Gallagher,   2000 $200,000  $60,000   $    -0-      10,000        $26,719
 Vice Chairman        1999  179,777      -0-        -0-         -0-         10,745
 and Chief Executive  1998  175,000   20,000    390,000      43,312          1,755
 Officer

Melanie J. Dressel,   2000 $190,000  $60,000   $    -0-      10,000        $17,900
 President and Chief  1999  175,000      -0-        -0-      11,550         13,679
 Operating Officer    1998  116,250   20,000    138,750         -0-         11,948

Harald R. Russell,    2000 $150,000  $45,000   $    -0-       7,500         14,653
 Executive Vice       1999  140,000      -0-        -0-       5,275         13,257
 President            1998  110,000   20,000    138,750         -0-         11,166

Evans Q. Whitney,     2000 $150,000  $45,000   $    -0-       7,500        $15,256
 Executive Vice       1999  140,000      -0-        -0-       5,275         14,128
 President            1998  101,250   20,000    138,750         -0-         11,328

Gary R. Schminkey,    2000 $122,000  $36,600   $    -0-       5,000         12,518
 Executive Vice       1999  110,000   10,000        -0-       2,200          9,875
 President and Chief  1998   88,137   10,000        -0-         -0-          8,913
 Financial Officer

--------
(1) Represents total cash compensation earned, including interest on deferred compensation accruals. The 1998 salary for Mr. Gallagher represents his annual salary for the full fiscal year. Since Mr. Gallagher did not begin serving as Vice Chairman until July 1998, actual salary paid to Mr. Gallagher for services rendered in 1998 was $87,250.

(2) At year-end 2000, the value of the aggregate 43,311 shares (as adjusted for applicable stock dividends and splits) representing restricted stock holdings by Columbia's Named Executives was $674,027.

(3) As adjusted for applicable stock dividends and splits.

(4) Amounts in 2000 represent: (i) profit sharing and matching contributions under Columbia's 401(k) Plan in the amount of $24,739, $17,450, $14,206, $12,288, and $13,975 for Mr. Gallagher, Ms. Dressel, Mr. Russell, Mr. Schminkey, and Mr. Whitney, respectively; and (ii) premiums on group life insurance paid by Columbia for the benefit of Mr. Gallagher, Ms. Dressel, Mr. Russell, Mr. Schminkey, and Mr. Whitney in the amount of $1,980, $450, $447, $230, and $1,281, respectively.

                             Option Grants in 2000

   The following table shows the stock options granted to the Named Executives during 2000.

                                                                         Grant
                                                                          Date
                                         Individual Grants               Value
                             ------------------------------------------ --------
                                        Percentage
                             Number of   of Total
                             Securities  Options
                             Underlying Granted to Exercise              Grant
                              Options   Employees    Price   Expiration   Date
Name                          Granted    in 2000   Per Share    Date    Value(1)
----                         ---------- ---------- --------- ---------- --------
J. James Gallagher..........   10,000      5.1%     $13.13   12/20/2008 $68,304
Melanie J. Dressel..........   10,000      5.1%     $13.13   12/20/2008 $68,304
Harald R. Russell...........    7,500      3.8%     $13.13   12/20/2008 $51,228
Evans Q. Whitney............    7,500      3.8%     $13.13   12/20/2008 $51,228
Gary R. Schminkey...........    5,000      2.6%     $13.13   12/20/2008 $34,152

--------
(1) The fair market value of options granted during 2000 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected volatility of 46.56%; risk-free rates of 5.23%; no annual dividend yields; and expected lives of five years.

                  Option Exercises and Year-End Option Values

   The following table summarizes option exercises by and the value of unexercised options held by the Named Executives during 2000:

                                              Number of Securities
                          Shares             Underlying Unexercised     Value of Unexercised In-the-
                         Acquired                  Options at          Money Options at December 31,
                            On     Value        December 31, 2000                   2000
Name                     Exercise Realized (Exercisable/Unexercisable) (Exercisable/Unexercisable)(1)
----                     -------- -------- --------------------------- ------------------------------
J. James Gallagher......   -0-      -0-              -0-/53,313                    -0-/$24,300
Melanie J. Dressel......   -0-      -0-           21,792/21,550               $201,995/$39,084
Harald R. Russell.......   -0-      -0-           16,377/13,275               $141,548/$25,617
Evans Q. Whitney........   -0-      -0-           25,655/13,275               $238,345/$25,617
Gary R. Schminkey.......   -0-      -0-             7,504/7,310                $63,572/$15,107

--------
(1) In accordance with applicable rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying stock. For purposes of this table, fair market value is deemed to be $15.56, the closing sale price of Columbia's common stock reported on the Nasdaq National Market on December 29, 2000, the last trading day of 2000.

                           Other Equity Compensation

   In 1998, the Company entered into restricted stock award agreements with four of its Named Executives under which the Company issued shares of restricted common stock as follows: 17,325 shares to Mr. Gallagher, 8,662 shares to Ms. Dressel, 8,662 shares to Mr. Whitney and 8,662 shares to Mr. Russell, all as adjusted for stock splits and dividends. The purpose of such awards is to reward the executives for prior service to Columbia and to provide incentives for such executives to continue to serve Columbia in the future. In each case, the awards provide for the immediate issuance of shares of Columbia common stock to the executive, with such shares held in escrow until the executive meets certain conditions. The condition to the awards is continued service as an executive officer of Columbia and/or Columbia Bank for at least five years from the date of grant of the award. If an executive does not meet the required condition, the executive forfeits his or her right to the shares. The term of the escrow may be reduced by action of the Board or the Committee, by reason of a change in control of Columbia or Columbia Bank, or by the death or disability of the executive. The executives have the right to vote the award shares and to receive dividends or other distributions on the shares while they remain in escrow.

                            Other Employee Benefits

   Columbia maintains a defined contribution plan, in the form of a 401(k) plan, that allows employees, including executive officers, to contribute up to 15% of their compensation each year. Columbia currently makes matching contributions to the extent of 50% of employees' contributions up to 3% of each employee's total compensation and is authorized to make a discretionary contribution as determined by the Committee each year. Columbia contributed approximately $346,496 in matching funds to the 401(k) Plan during 2000, and made a discretionary contribution of approximately $825,803 for the year 2000.

   Columbia also maintains an Employee Stock Purchase Plan (the "ESPP") that was adopted in 1995 and amended in January 2000. The ESPP allows eligible employees to purchase shares of Columbia common stock at 90% of the lower of the market price at either the beginning or the end of each six month offering period by means of payroll deductions.

   Beginning in 1994, Columbia established a discretionary Incentive Bonus Plan for the benefit of certain employees. Contributions by Columbia are based upon year end results of operations for Columbia and attainment of goals by individuals. In 2000, Columbia contributed $987,550 to the Plan.

   Columbia provides a group health insurance plan along with the normal vacation and sick pay benefits.

                 Executive Employment and Severance Agreements

   Mr. Gallagher serves as Vice Chairman of Columbia and Columbia Bank and Chief Executive Officer of Columbia pursuant to an employment agreement entered into effective July 1, 1998 and as amended effective December 20, 2000. The term of the employment agreement with Mr. Gallagher expires June 30, 2003, unless extended or sooner terminated as provided in such agreement. The employment agreement with Mr. Gallagher, as most recently amended, establishes his minimum annual salary at $235,000 beginning January 1, 2001.

   Ms. Dressel serves as President and Chief Executive Officer of Columbia Bank and as President and Chief Operating Officer of Columbia pursuant to an employment agreement entered into effective July 1, 1999 and as amended effective December 20, 2000. The term of the employment agreement with Ms. Dressel expires on June 30, 2004, unless extended or sooner terminated as provided in such agreement. The employment agreement with Ms. Dressel, as most recently amended, establishes her minimum annual salary at $225,000 beginning January 1, 2001.

   Columbia has also entered into employment agreements effective December 20, 2000, pursuant to which Messrs. Russell and Whitney serve as Executive Vice Presidents of Columbia. The term of the employment agreements with Messrs. Russell and Whitney expire June 30, 2004, unless extended or sooner terminated as provided in such agreement. The employment agreements with Messrs. Russell and Whitney establish each such executive's minimum annual salary at $165,000 beginning January 1, 2001. The employment agreements entered into with Messrs. Russell and Whitney replaced the Severance Agreements with these executives effective June 23, 1999.

   The employment agreements with Messrs. Gallagher, Russell and Whitney and Ms. Dressel contain covenants by such executives that they will not compete with Columbia in the State of Washington for two years after voluntarily terminating employment without "good reason" (as defined in the agreements).

   The employment agreements also contain provisions that require payments in the event of a change in control (as defined in the agreements) and termination of employment without cause (as defined in the agreements). The payments would be due if such termination followed by up to two years and in certain cases preceded the change in control. Generally, in such circumstances, all contingent payments payable to the executives are deemed earned. Under the terms of the agreements, each of the executives is entitled to receive their base salary for two years following such termination or until the term of their respective employment agreement, whichever is longer. In such circumstances, the executives are also entitled to all benefits provided for in their respective agreement, to be fully vested as to any nonvested options and to have restrictions lapse with regard to any restricted stock or other restricted securities. In the event that the executive receives an amount under these provisions which result in imposition of a tax on the executive under the provisions of Internal Revenue Code Section 4999 (relating to Golden Parachute payments) Columbia is obligated to reimburse such executive for that amount exclusive of any tax imposed by reason of receipt of reimbursement under their employment agreement.

   Columbia has entered into Severance Agreements with Gary R. Schminkey, Executive Vice President and Chief Financial Officer, Donald A. Andersen, Senior Vice President--Senior Loan Production Officer, and Janet D. Hildebrand, Senior Vice President--Credit Administrator. The severance agreements contain provisions, similar to those contained in the employment agreements discussed above, that require payments in the event of a change in control and termination of employment without cause. Under the terms of the respective agreements, the executives are entitled to receive their base salary for varying terms of up to three years following termination arising out of a change in control situation, and are also entitled to be fully vested as to any nonvested options and to have restrictions lapse with regard to any restricted stock or other restricted securities. Such agreements also contain convenants by such executives that they will not compete with Columbia in the State of Washington for varying periods of up to two years after payment of a severance benefit. The terms of the severance agreements become operable only in certain circumstances involving a change in control and do not constitute contracts for continued employment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires Columbia's directors and executive officers to send reports of their ownership of Columbia's stock to the Securities and Exchange Commission. Columbia believes that all Section 16(a) filing requirements that apply to its directors and executive officers were complied with for the fiscal year ending December 31, 2000. In making this disclosure, Columbia has relied solely on written representations of its directors and executive officers, and copies of the reports that they have filed with the SEC.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

   During 2000, certain directors and executive officers of Columbia and Columbia Bank, and their associates, were customers of Columbia Bank, and it is anticipated that such individuals will continue to be customers of Columbia Bank in the future. All transactions between Columbia Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

   In addition, in December 2000, Columbia's Board approved the issuance of an aggregate of 50,000 shares of Columbia common stock to certain of its Named Executives, in return for receipt from each Executive of a full recourse promissory note payable to Columbia, on or before the seventh anniversary of the date of purchase, for the full amount of the purchase price of the shares, with interest payable annually at the fixed rate of 5.87% per annum, the mid-term federal rate established by the Internal Revenue Service and effective in the month of December 2000. Specifically, the Board approved the deferred purchase of 15,000 shares each by Mr. Gallagher and Ms. Dressel in exchange for a $196,875.00 promissory note from each, and for the deferred purchase of 10,000 shares each by Messrs. Russell and Whitney in exchange for a $131,250.00 promissory note from each.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The firm of Deloitte & Touche LLP performed the audit of the consolidated financial statements of Columbia and its subsidiary for the year ended December 31, 2000. Columbia's Board has selected Deloitte & Touche to be Columbia's independent accountants for the current fiscal year. Shareholders are not required to take action on this selection. A representative of Deloitte & Touche is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.

Fees billed by Deloitte & Touche LLP during calendar year 2000

   Audit Fees. The audit fees that Deloitte & Touche LLP billed Columbia for its audit services, including review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q, totaled $121,100.

   Financial Information Systems Design and Implementation Fees. During the year Deloitte & Touche LLP did not bill Columbia for financial information systems design and implementation services.

   All Other Fees. Other fees that Deloitte & Touche LLP billed Columbia for all other non-audit services rendered to Columbia, including tax related services, totaled $11,700. The Audit Committee has considered these fees and determined that they are compatible with maintaining Deloitte & Touche LLP's independence.

                             AUDIT COMMITTEE REPORT

   The Audit Committee of the Board of Directors makes the following report, which, notwithstanding anything to the contrary set forth in any of Columbia's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

   With respect to fiscal 2000, the Audit Committee has:

  (1) reviewed and discussed the audited financial statements with management, and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles;

  (2) discussed with the independent accountants the matters required to be discussed by SAS 61 (Communication with Audit Committees);

  (3) discussed with the Columbia's internal and independent accountants the overall scope and plans for their respective audits;

  (4) met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting; and

  (5) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No.1 (Independence Discussion with Audit Committee) and has discussed with representatives of Deloitte & Touche LLP that firm's independence.

   Based on the review and discussions referred to in items (1) through (5) above, the Audit Committee has recommended to Columbia's Board of Directors that the audited financial statements be included in Columbia's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                            Jonathan Fine, Chairman
                                 John P. Folsom
                                John A. Halleran
                               Thomas M. Hulbert
                                Thomas L. Matson

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

   Columbia's Annual Report and Form 10-K for the year ended December 31, 2000 (which is not a part of Columbia's proxy soliciting materials) is being mailed to Columbia's shareholders with this Proxy Statement. Additional copies of the Annual Report and Form 10-K will be furnished to shareholders upon request to:

                                   JoAnne Coy
                               Marketing Director
                            P. O. Box 2156, MS 8300
                             Tacoma, WA 98401-2156
                              Fax: (253) 305-0317

WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                                                                      APPENDIX A

                                Adopted May 2000

                 COLUMBIA BANKING SYSTEM, INC. AND SUBSIDIARIES
                            AUDIT COMMITTEE CHARTER

   This Audit Committee Charter has been adopted by the Audit Committee of Columbia Banking System, Inc.'s Board of Directors (the "Committee"). The Committee shall review and reassess this Charter annually.

Committee Role, Independence and Organization

   The Committee assists the Board of Directors in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned by the Board.

   The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the requirements of applicable rules and regulations including the rules of The Nasdaq Stock Market or any other exchange on which the Company's securities are traded.

   The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company, including accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to Company books, records, facilities and personnel. The Committee may in its discretion retain outside counsel, auditors or other advisors.

   One member of the Committee shall be appointed as Chair. In the absence of the Chair, a quorum of the members may nominate an interim Chair. The Chair shall maintain regular communication with the Director of Internal Audit, the Chief Executive Officer, the Chief Financial Officer, and the lead independent audit partner.

   The Committee shall meet at least four times a year with internal audit, or more frequently as the Committee considers necessary. At least once each year the Committee or Chair shall have a private meeting with the independent auditors. The independent auditors and management may be invited by the Committee to participate in specific portions of Committee meetings to provide information, expertise and to facilitate discussion when appropriate.

Committee Responsibilities

   The general activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

  . Retaining or recommending to the Board the independent auditors to be retained to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders.

  . Evaluating, together with the Board, management, and the Director of Internal Audit, the performance of the independent auditors and, where appropriate, replacing such auditors.

  . Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committees). The Committee shall actively discuss with the independent auditors any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

  . Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement on Auditing Standards No. 61 and such other matters as the Committee or the independent auditors shall deem appropriate. Based on such review and the Committee's evaluation of the Audit Committee's independence, the Committee shall make its recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

  . Issuing annually a report of the Audit Committee to be included in the Company's proxy statement, as required by the rules of the Securities and Exchange Commission.

  . Overseeing the relationship with the independent auditors, receiving and reviewing audit reports, providing the auditors full access to the Committee (and the Board) to report appropriate matters, and reviewing and approving audit fees.

  . Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function within the organization and its independence, objectivity, responsibilities, plans, results, budget and staffing. The Committee shall also review the performance of the Director of Internal Audit and the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

  . Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

  . Discussing with management and/or the Company's counsel any legal matters, including the status of pending litigation, that may have a material impact on the Company's financial statements, and material reports or inquiries from regulatory or governmental agencies.

  . Reviewing the annual management letter and management responses with the independent auditors, internal auditors and management.

  . Reviewing alleged fraudulent actions or violations of law reported by internal compliance staff or by the independent auditors.

   The Committee may consider undertaking additional duties to fulfill its oversight functions.

   The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management, the internal audit staff and the independent auditors have more resources, time, detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly, the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                         COLUMBIA BANKING SYSTEM, INC.
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 May 15, 2001
                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                             BOARD OF DIRECTORS OF
                         COLUMBIA BANKING SYSTEM, INC.

     The undersigned shareholder of COLUMBIA BANKING SYSTEM, INC. ("Columbia") hereby nominates, constitutes and appoints J. James Gallagher and Melanie J. Dressel and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all of the common stock of Columbia standing in my name and on its books on March 23, 2001 at the Annual Meeting of Shareholders to be held at the Sheraton Tacoma Hotel, Tacoma, Washington, on May 15, 2001, at 1:00 p.m., and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:


                      PLEASE SIGN AND RETURN IMMEDIATELY
                      ----------------------------------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                         COLUMBIA BANKING SYSTEM, INC.

                                 May 15, 2001





             .  Please Detach and Mail in the Envelope Provided  .


[X]  Please mark your
     votes as in this
     example.


                                                 WITHHOLD AUTHORITY
                                FOR               TO VOTE for all
                            all nominees       nominees listed at right
                          listed at right   (In the manner described below)

1. ELECTION OF DIRECTORS.       [ ]                      [ ]

A proposal to elect as directors the persons listed at right to serve until the Annual Meeting of Shareholders in the year 2001 or until their successors are duly elected and qualified:

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed at right.

                       Nominees:  Richard B. DeVine      Thomas M. Hulbert
                                  Melanie J. Dressel     Thomas L. Matson
                                  Jack Fabulich          Donald Rodman
                                  Jonathan Fine          Sidney R. Snyder
                                  John P. Folsom         William T. Weyerhaeuser
                                  J. James Gallagher     James M. Will
                                  John A. Halleran

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH HEREIN.

     Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

     The undersigned hereby acknowledges receipt of the Notice of Annual
Meeting of Shareholders for the May 15, 2001 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.


Signature __________________ Signature __________________ Date: __________, 2001

NOTE: Signature(s) should agree with name(s) on Columbia stock certificate(s). Executors, administrator, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships should so indicated when signing.
All joint owners must sign.
---------------------------